UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Mount Knowledge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10333 E. Dry Creek Rd, Suite 200 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 586-3232
(Registrant’s telephone number, including area code)

n/a
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01   Change in Registrant’s Certifying Accountant.

Effective November 20, 2014, the Board of Directors of the Company dismissed Anton & Chia, LLP (“A&C”) as its independent registered accountant and engaged Mayer Hoffman McCann PC (“MHM”) to serve as its independent registered accounting firm. A&C’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern.  During the years ended December 31, 2013 and 2012 and during the subsequent interim period preceding the date of A&C’s dismissal, there were (i) no disagreements with A&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to engaging MHM, the Company did not consult with MHM regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested A&C to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, Mount Knowledge Holdings, Inc. (“MKHI”) consummated a transaction pursuant to which its wholly owned subsidiary, MK Merger Acquisition Sub, Inc. (“Merger Sub”), merged into Civergy, Inc. (“Civergy”), with Civergy surviving the as a wholly owned subsidiary of MKHI (the “Merger”).

Under the terms of the Merger, effective as of November 21, 2014, MKHI is appointing Mark Gray, David Carey, Wyly Wade and Tom A. Vukota to MKHI’s Board of Directors.  Directors that serve as employees will not receive any compensation for their service on the board of directors.  While there are currently no compensation plans in place for our non-employee directors, the compensation policy is currently under review.  All directors will serve until their replacements have been elected and qualified.

Additionally, James Beatty resigned as our director and executive officer, effective as of November 21, 2014, and Mark Gray was appointed as our Chief Executive Officer, Dan Hollenbach as our Chief Financial Officer and Jennifer Williamson Cockrum as our Chief Administrative Officer.

The names, ages, biographies and positions to be held by our proposed directors and executive officers are as follows:

Name	Age	Positions Held
Mark Gray	57	Chief Executive Officer and Director
Dan Hollenbach	59	Chief Financial Officer
Jennifer Williamson Cockrum	38	Chief Administrative Officer
David Carey	70	Director
Wyly Wade	40	Director
Tom A. Vukota	41	Director

Mark Gray.  Mr. Gray has served as the Chairman and Chief Executive Officer of Civergy since September 2014.  From June 2013, as founder and Chairman of Civergy, he led the acquisition of New West Technologies, Inc. and BION Enterprises, LLC by Civergy, including all phases of capital formation and M&A transactions.  From September 2011 to date, he was the Chief Executive Officer of BION Enterprises, LLC, a company focused on development of cybersecurity and intelligence software, including SmartFile, for the U.S. federal government and commercial enterprise software marketplace.  From June 2009 until September 2011, he was a member of the Board of Directors, and 40% shareholder of Tessada and Associates, Inc. a top-secret cleared US federal government contractor supporting NASA, State Department and Department of Defense with approximately 500 employees.  Prior to 2009, was managing director of Gray Capital Partners, LLC.  Gray Capital Partners, LLC is a family trust office specializing in control investments in small to mid-size companies with sector focus on US government contractors, cybersecurity, IT products and services both in the U.S. and internationally.

Dan Hollenbach.  Mr. Hollenbach became the Chief Financial Officer of Civergy starting in May 2014. Prior to joining the Company, he led the Consulting practice for Robert Half Management Resources in Colorado from June 2010 to May 2014. From August 2004 to July 2009, Dan was the CFO for Global Employment Holdings (OTC: GEYH), a national staffing, consulting and PEO company. Mr. Hollenbach began his career in the Audit and Assurance Services practice of EY before entering the corporate world.  He has over three decades of experience in corporate accounting and ﬁnance, including expertise in IPOs, SEC reporting, mergers and acquisitions, Sarbanes-Oxley, treasury management, process improvement, and all phases of audit, tax, and reporting. Additionally, he has served on audit committees and led negotiations of multiple senior debt restructurings. He is an active CPA, licensed in Texas, holds a CGMA certification, and received his B.B.A. in accounting from Texas Tech University.

Jennifer Williamson Cockrum.  Ms. Cockrum is the President of Primetrix, LLC, a subsidiary of Civergy.  Ms. Cockrum has been an employee of New West Technologies since 2011, when she joined New West Technologies, also a subsidiary company of Civergy, as the Director of Business Development.  From 2007 to 2011, Ms. Cockrum served as a Director of Human Resources of Pepsico, where she handled the human resource and personnel needs of an employee population totaling 800 bargaining unit employees and 75 managers and executives on site.  Ms. Cockrum has over 15 years of experience in operations management, human resources, employee benefit plan management, and business development.  Ms. Cockrum received her Bachelors’ degree in Economics from the University of Notre Dame, and her Masters’ Degree in Human Resources Development from Villanova University.  She has also served on several business and community boards and committees that focus on recruiting and retaining minority employees.

David Carey. Mr. Carey is a former Executive Director of the Central Intelligence Agency.  Since July 2009, Mr. Carey has served on the governance board of DRS Technologies, a Finmeccanica s.p.a company, and beginning in spring 2014 serves on the governance board of Qinetiq North America, a Qinetiq plc company.  Mr. Carey also serves on a number of Advisory Boards, including the Advisory Board of Raytheon Cyber Products. Mr. Carey is also on the Board of Directors of ImageWare Systems Inc.  Mr. Carey also consults with companies both independently and as an affiliate of the Command Consulting Group.  From April 2005 to August of 2008, Mr. Carey served as Executive Director for Blackbird Technologies, which provides state-of-the-art IT security expertise, where he assisted the company with business development and strategic planning. Prior to joining Blackbird Technologies, Mr. Carey was Vice President, Information Assurance for Oracle Corporation from September 2001 to April 2005. Mr. Carey worked for the CIA for 32 years until 2001. During his career at the CIA, Mr. Carey held several senior positions including that of Executive Director, often referred to as the Chief Operating Officer or No. 3 person in the agency, from 1997 to 2001. Before assuming that position, Mr. Carey was Director of the DCI Crime and Narcotics Center, the Director of the Office of Near Eastern and South Asian Analysis, and Deputy Director of the Office of Global Issues. Mr. Carey is a graduate of Cornell University and the University of Delaware.  Mr. Carey’s experience in government contracting will be an asset to the Board of Directors.

Wyly Wade. Mr. Wade is currently on the Board of Directors of Civergy, Inc.  Mr. Wade has over 20 years’ experience in cybersecurity, big data and identification technologies.  He has worked with Civergy, Inc. and its subsidiaries, New West Technologies and BiON in various management capacities since January 2013.  He also has served as the Chief Technology Innovation Officer at SEAF, a global investment firm, since September 2013.  Since 2009, he has served as a Social Protection Consultant for the World Bank.  Since 2005, he has been a partner at XAltitude, a consulting firm.  From 2009 to 2012, Mr. Wade worked on UID and RSBY the largest biometric and the largest health insurance projects in the world.  The Board of Directors will benefit from Mr. Wade’s experience in the cybersecurity field.

Tom Vukota. Mr. Vukota is founder, President and Chief Investment Officer of Vukota Capital Management, a boutique alternative investment management firm founded in early 2010.  Mr. Vukota was previously a Managing Director of Manulife Financial’s (parent of John Hancock) alternative asset management division where he spent 10 years from 2000 to 2010.  Mr. Vukota sits on advisory boards of several private entities.  He has accumulated over 20 years of experience in the investment industry, possessing diverse alternative asset management experience.  He earned a Bachelor of Science Degree in Finance from the University of Vermont.  He also holds a Certified Management Accountant designation and a Chartered Financial Analyst designation.  He is also a member of the Institute of Management Accountants and the CFA Institute.  His financial and accounting background will be valuable to the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
16.1	Letter from Anton & Chia, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT KNOWLEDGE HOLDINGS, INC.

By:

/s/ Dan Hollenbach________

Dan Hollenbach

Chief Financial Officer

Date: November 21, 2014